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                                                                 EXHIBIT 11



                          ZILA, INC. AND SUBSIDIARIES

               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                        THREE YEARS ENDED JULY 31, 1997


                                                                 July 31,
                                                 ----------------------------------------
                                                    1997            1996           1995
                                                 -----------     -----------    -----------

PRIMARY (LOSS) INCOME PER
 COMMON SHARE:
  Computation for Statements of Operations --
    Net (loss) income                            $(6,458,377)    $ 1,217,298    $(1,282,357)
                                                 -----------     -----------    -----------
  Weighted average number of common shares
    outstanding                                   31,530,096      30,095,791     29,134,901
  Assumed exercise of stock options
    and warrants(1)                                                  305,445
                                                 -----------     -----------    -----------

                                                  31,530,096      30,401,236     29,134,901
                                                 -----------     -----------    -----------

  Primary loss per common share                  $      (.20)    $       .04    $      (.04)
                                                 ===========     ===========    ===========

FULLY DILUTED (LOSS) INCOME PER
 COMMON SHARE:
  Computation for Statements of Operations --
    Net (loss) income                            $(6,458,377)    $ 1,217,298    $(1,282,357)
                                                 -----------     -----------    -----------
  Weighted average number of common shares
    outstanding                                   31,530,096      30,095,791     29,134,901
  Assumed exercise of stock options
    and warrants(1)                                                  456,954
                                                 -----------     -----------    -----------
                                                  31,530,096      30,552,745     29,134,901
                                                 -----------     -----------    -----------
  Fully diluted income (loss) per common share   $      (.20)    $       .04     $     (.04)
                                                 ===========     ===========    ===========

(1) The stock options and warrants are included only in the periods in which they are dilutive.